UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

LEARN CW INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40885	98-1583469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11755 Wilshire Blvd.
Suite 2320
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 324-2990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	LCW.U	NYSE
Class A Ordinary Shares included as part of the units	LCW	NYSE
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LCW.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2023, Learn CW Investment Corporation (the “Company”) received a notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) informing the Company that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “Listing Rule”). The Listing Rule requires timely filing of all required periodic financial reports with the SEC.

The Notice specifies that the Company can regain compliance with the Listing Rule by filing the Form 10-Q within six months from the Form 10-Q’s filing due date. If the Company fails to file the Form 10-Q by such date, the Company may submit a request for the NYSE’s consideration to allow the Company’s securities to trade for an additional six-month trading period. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to Section 804.00 of the NYSE Listed Company Manual. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to regain compliance by the end of that period, suspension and delisting procedures will generally commence. The Notice also notes that the NYSE may nevertheless commence delisting proceedings at any time during the period that is available to complete the filing if it deems that the circumstances warrant.

As previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed with the SEC on November 14, 2023, the Company has determined that it is unable, without unreasonable effort or expense, to file the Form 10-Q within the prescribed filing date of November 14, 2023, due to a delay experienced by the Company in completing its financial statements and other disclosures in the Form 10-Q. While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

Item 7.01.	Regulation FD Disclosure.

On November 27, 2023, the Company issued a press release regarding the matters discussed in Item 3.01, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This report includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company’s ability to comply with SEC rules and the continued listing requirements of the NYSE. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” and variations and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The Company expressly disclaims any obligations or undertakings to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release, dated November 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARN CW INVESTMENT CORPORATION

Date: November 27, 2023	By:	/s/ Robert Hutter
	Name:	Robert Hutter
	Title:	Chief Executive Officer